UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 26, 2011

Heron Lake BioEnergy, LLC

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-51825	41-2002393
(Commission File Number)	(I.R.S. Employer Identification No.)

91246 390th Avenue
Heron Lake, MN	56137-1375
(Address Of Principal Executive Offices)	(Zip Code)

(507) 793-0077

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1 through 4 and 6 through 9 are not applicable and therefore omitted.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On October 26, 2011, at its regularly scheduled meeting and in accordance with its Member Control Agreement, the Board of Governors of Heron Lake BioEnergy, LLC (the “Company”) appointed David J. Woestehoff as the new President of the Board of Governors.

Mr. Woestehoff, age 41, operates grain farming operations in Belle Plaine, Minnesota and Arlington, South Dakota.  Mr. Woestehoff is also the founder and 50% owner of Brewery Hill Grain Company, which operates independent grain elevators in Cleveland and Le Sueur, Minnesota.  In 2009, Mr. Woestehoff became president and majority shareholder of Minnesota Valley Grain Company, LLC, which operates commercial grain elevators in LeCenter and Montgomery, Minnesota.  Mr. Woestehoff graduated from the University of Wisconsin in 1990 with a B.S. degree in Agricultural Business and minors in Economics and Animal Science.  Mr. Woestehoff is an original member of our founding Board of Governors and previously served as our Board Secretary.

Concurrently with the appointment of Mr. Woestehoff, the Board of Governors appointed Kenton Johnson as the new Secretary of the Board of Governors.  Mr. Johnson’s biographical information is included in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 2, 2011.

On October 26, 2011, the Company’s Board of Governors also reappointed the following officers in accordance with the Company’s Member Control Agreement:

Doug Schmitz, Board Vice President

Michael S. Kunerth, Board Treasurer

Robert J. Ferguson, Chief Executive Officer

Lucas G. Schneider, Chief Financial Officer

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERON LAKE BIOENERGY, LLC

By:	/s/ Robert J. Ferguson
Robert J. Ferguson
Chief Executive Officer

Date:  November 1, 2011